Exhibit 10.2

AMENDMENT TO LOAN AGREEMENT AND NOTE

          This amendment (the “Amendment’, dated as of the date specified below, is by and between the borrower (the “Borrower? and the bank (the “Bank’ identified below.

RECITALS

          A.     The Borrower and the Bank have executed a Loan Agreement (the “Agreement’ dated    DECEMBER 2, 2004            and the Borrower has executed a Note (the “Note”), dated DECEMBER 2, 2004, either or both which may have been amended and replaced from time to time, and the Borrower (and ft applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the “Loan Documents”), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $  750.000.00 _________ , as may be amended from time to time.

B.	The Borrower has requested that the Bank permit certain mod[i]fications to the Agreement and Note as described below.

C.	The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

TERMS OF AGREEMENT

          In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

           ☒  Change in Maturity Date. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with “   NOVEMBER 30, 2006

           ☒  Change in Maximum Loan Amount. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with “$  1,000,000.00”, which evidences an additional $  500,000.00  ___________  available to be advanced subject to the terms and conditions of the Agreement and Note.

           ☐  Temporary Increase In Maximum Loan Amount. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $  to $      effective          through          annually.

On ____________ through ____________ annually, the maximum principal amount that may be borrowed thereunder shall revert to $ ____________ and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

☐	Change in Multiple Advance Termination Date. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with “

Change In Financial Covenant(s).

(i)      ☐ If checked here, all references to “$____________ ” in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with “$____________ ” for the period beginning ____________ and thereafter.

(ii)      ☐ If checked here, all references to “$____________ ” in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with “$____________ ” for the period beginning ____________ and thereafter.

(iii)     ☐ If checked here, all references to “                  ” in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with “____________ for the period beginning ____________ and thereafter.

(iv)     ☐ If checked here, all references to “____________ ” in the Agreement as the minimum Current Ratio are hereby deleted and replaced with “____________ ” for the period beginning ____________ and thereafter.

(v)      ☐ if checked here, all references to “$____________ ” in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with “$____________ ” for the period beginning ____________ and thereafter.

(vi)     ☐ If checked here, all references to “____________ ” in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with “____________ ” for the period beginning         and thereafter.

(vii)    ☐ If checked here, all references to “$____________ ” in the Agreement as the maximum Officers, Directors, Partners, and Management Salaries and her Compensation amount are hereby deleted and replaced with “$____________ ” for the period beginning ____________ and thereafter.

           ☐ Change in Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

           ☐  Change in Late Payment Fee. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of      % of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.

           ☐  Change in Closing Fee. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $              (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.

           ☐  Change In Borrowing Base. If checked here, the Borrowing Base is hereby changed to an amount equal to the sum of (i) xxxxxxxxxxxx % of the face amount of Eligible Accounts, and (ii) the lesser of $    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx    or    xxxxxxxxxxxxxxx % of the Borrower’s cost of Eligible inventory, as such cost may be diminished as a result of any event causing Is or depreciation in value of Eligible Inventory less (iii) the current outstanding loan balance on note(s) in the original amount(s) of $    xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx   , and less (iv) undrawn amounts of outstanding letters of credit issued by Bank or any affiliate thereof. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this section will have the meanings set forth in a supplement entitled “Financial Definitions,” a copy of which the Borrower acknowledges having received with this Amendment, which is incorporated herein by reference and which replaces any prior Financial Definitions supplement.

           ☐   Change in Paid-In-Full Period. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least           consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

          Default Interest Rate. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

          Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

          Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

          No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

          Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

          Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

          Transferable Record. The agreement and note, as amended, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law. The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

          Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

[SIGNATURE(S) ON NEXT PAGE]

Dated as of January 24, 2006

Borrower name (Organization)

Itex Corporation
a Nevada Corporation

By:	/s/ Steven White

Name and Title Steven M. White, Chairman of the Board

Agreed to:
U.S. BANK N.A.

By:	/s/ Timothy J. Flynn

Name and Title Timothy J. Flynn, Vice President

ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE

This Addendum is made part of the Revolving Credit Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the `Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

Borrowing Base Provision and Definitions. This provision replaces in its entirety the section of the Agreement titled “Borrowing Base”. The Borrowing Base will be an amount equal to (A) the sum of (i) 80% of the face amount of Eligible Accounts, and (ii) the lesser of $ n/a or n/a% of Borrower’s cost (determined on a lower of cost or market basis or on such other basis as may be designated by Bank from time to time) of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory, but in no event shall this component exceed n/a % of the Borrowing Base, less (B) the sum of (i) the then-current outstanding loan balance on note(s) in the original amount(s) of $n/a , and (ii) undrawn amounts of outstanding letters of credit issued by Bank or any affiliate thereof. Borrower will provide Bank with information regarding the Borrowing Base in such form and at such times as Bank may request. Capitalized terms used in this provision will have the meanings set forth below. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles.

“Eligible Account” shall mean an account owing to Borrower which meets all of the following requirements at the time it comes into existence and continues to meet the same until it is collected in full:

(i)

Sale of Goods or Services Rendered. It arose from the performance of services by Borrower, or from a bona fide sale or lease of goods on terms in effect as of the date of the Agreement as disclosed by Borrower to Bank; which services have been fully performed for or which goods have been delivered or shipped to an account debtor residing in the United States or a foreign account debtor acceptable to Bank and supported by a letter of credit acceptable to Bank; and for which Borrower has genuine and complete invoices, shipping documents or receipts.

(ii)	Age and Due Date. It is payable within 30 days of the date of invoice, and in each instance is not more than 60 days past due.

(iii)	Ownership . It is owned and assignable by Borrower free of all claims, encumbrances and security interests (except Bank’s paramount security interest).

(iv)

No Defenses; Exclusions. It is enforceable by Borrower and Bank against the account debtor for the amount shown as owing in the statements furnished by Borrower to Bank; it and the transaction out of which it arose comply with all applicable laws and regulations; it is not subject to any setoff, retainage, contra, counterclaim, credit allowance or adjustment except discount for prompt payment, nor has the account debtor returned the goods or disputed liability; it does not include any service charges; and it did not arise from a conditional sale, guaranteed sale, sale on approval, cash sale, cash on delivery (“COD”) sale, sale or return or sale on consignment; and it is otherwise deemed satisfactory to Bank in its sole discretion.

(v)

Financial Condition of Account Debtor . Neither Borrower nor Bank has any notice or knowledge of anything which might impair the credit standing of the account debtor or the prospect of payment of the account, and the account debtor is otherwise deemed satisfactory to Bank in its sole discretion.

(vi)

Affiliates . It is not due from an affiliate of Borrower, including, without limitation, (a) a parent entity; (b) a subsidiary entity; (c) an entity controlled by any controlling owner of Borrower ((a), (b) and (c) collectively “ Affiliates “); or (d) any officer, director, shareholder, employee, agent, partner, manager, member or owner of Borrower or of any Affiliate.

(vii)

Government Receivables. If the account debtor is the United States or any agency or department thereof, the accounts of such account debtor will have been assigned to Bank under the Federal Assignment of Claims Act only if and to the extent that Bank has specifically requested such assignment.

(viii)	Receivables Concentration : “Eligible Accounts” shall not include that portion of the account(s) due from any single account debtor which exceeds n/a% of Borrower’s aggregate accounts.

(ix)

Cross-Age. If the dollar amount of accounts of an account debtor which are not Eligible Accounts under subparagraph (ii) above exceeds n/a% of the total dollar amount due from such account debtor (which percentage limitation may change from time to time at Bank’s discretion), all of such account debtor’s accounts shall be excluded from Eligible Accounts.

Amendments to Financial Information and Reporting Requirements. Financial information and reporting requirements set forth in the Agreement are modified, added, deleted or restated as more specifically set forth below. Financial information and reporting requirements which are not modified, restated or deleted below shall remain in full force and effect. Financial terms used in the Amendment which are not specifically defined in the Amendment shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower or Guarantor who does not have a separate fiscal year end for tax reporting purposes, the fiscal year wi11 be deemed to be the calendar year.

Modification of Borrower Financial Information and Reporting. All Borrower financial information and reporting requirements, whether set forth below or in the Agreement, wi11 be provided by Borrower, in form and content acceptable to Bank, pertaining to Borrower.

Additional or Modified Financial Information and Reporting Requirements. The following fmancial information and reporting requirements are hereby added or restated:

Borrowing Base Certificate: Not later than 30 days after the end of each calendar month, a borrowing base certificate duly executed by Borrower and detailing the status of the Borrowing Base as of the date thereon.

Dated as of January 24, 2006

(Non-Individual)

Itex Corporation
a/an Nevada Corporation

By:	/s/ Steven White

Name and Title Steven M. White, Chairman of the Board

Agreed to:
U.S. BANK N.A.

By:	/s/ Timothy J. Flynn

Name and Title Timothy J. Flynn, Vice President

NOTICE OF FORCED PLACED INSURANCE
WARNING

Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

For purposes of this warning, “you” means any of the undersigned borrower(s) or grantor(s)/mortgagor(s)Idebtor(s), and “we” or “us” means U. S . BANK N.A.

Receipt of this notice is acknowledged as of JANUARY 24, 2006

Borrower Name (Organization)
Itex Corporation

(SEAL)	a Nevada Corporation

By	/s/ Steven White

Nameand Title Steven M. White. Chairman of the Board